                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                      Nellcor Puritan Bennett Incorporated
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                      Nellcor Puritan Bennett Incorporated
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

          N/A
- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

          N/A
- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          N/A
- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

          N/A
- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registrations statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------
     (3) Filing party:

- --------------------------------------------------------------------------------
     (4) Date filed:

- --------------------------------------------------------------------------------

                                     (LOGO)

                      Nellcor Puritan Bennett Incorporated
                               Executive Offices
                          Pleasanton, California 94588
                                 (510) 463-4000
                               September 16, 1996

Dear Stockholder:

It is our pleasure to invite you to the 1996 Annual Meeting of Stockholders of Nellcor Puritan Bennett Incorporated (the "Company") at 10:00 a.m. on Thursday, October 17, 1996, at the offices of the Company, 4280 Hacienda Drive, Pleasanton, California 94588.

The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matters to be acted upon. During the meeting, time will be provided for a review of activities of the past year and items of general interest about the Company.

We urge you to complete the enclosed Proxy and to return it in the accompanying postage-paid envelope at your earliest convenience.

                                          Sincerely,

                                          C. RAYMOND LARKIN, JR.
                                          President and Chief Executive Officer

                                     (LOGO)
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                OCTOBER 17, 1996

The 1996 Annual Meeting of Stockholders of Nellcor Puritan Bennett Incorporated, a Delaware corporation (the "Company"), will be held on Thursday, October 17, 1996, at 10:00 a.m. at the offices of the Company, 4280 Hacienda Drive, Pleasanton, California 94588 for the following purposes:

          1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders;

          2. To consider and vote upon the proposed ratification of the selection of Price Waterhouse as the Company's independent public accountants for fiscal year 1997; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on September 3, 1996 as the record date for the meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

A copy of the Company's Annual Report for the fiscal year 1996 ended July 7, 1996, containing financial statements, is included with this mailing.

We hope you will use this opportunity to take part in the affairs of your Company by voting on the business to come before this meeting either in person or by executing and returning promptly the enclosed Proxy in the accompanying postage-paid envelope. Please note that the enclosed Proxy is printed on both sides. If you attend the meeting, you may vote in person if you wish to do so even though you have sent in your Proxy.

                                      By Order of the Board of Directors

                                      LAUREEN DEBUONO
                                      Executive Vice President, Human Resources,
                                      General Counsel and Secretary

Pleasanton, California
September 16, 1996

                                PROXY STATEMENT

                               TABLE OF CONTENTS

                                       SUBJECT                                          PAGE
- --------------------------------------------------------------------------------------  ----
THE PROXY.............................................................................    1
VOTING AT THE ANNUAL MEETING..........................................................    1
SOLICITATION..........................................................................    1
MATTERS ON THE AGENDA.................................................................    2
PROPOSAL ONE -- ELECTION OF DIRECTORS.................................................    2
CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS.................................    5
NOMINATING AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
  COMPENSATION DECISIONS..............................................................    6
BENEFICIAL OWNERS OF VOTING SECURITIES................................................    7
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...............................    8
EXECUTIVE COMPENSATION................................................................    9
NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION................   15
COMPANY STOCK PRICE PERFORMANCE.......................................................   20
PROPOSAL TWO -- RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS........................   21
OTHER BUSINESS........................................................................   21
STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING.........................................   21

                      NELLCOR PURITAN BENNETT INCORPORATED
                              4280 Hacienda Drive
                          Pleasanton, California 94588

                                PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Nellcor Puritan Bennett Incorporated, a Delaware corporation (the "Company"), for use at the 1996 Annual Meeting of Stockholders of the Company to be held on Thursday, October 17, 1996, at 10:00 a.m. at the offices of the Company, 4280 Hacienda Drive, Pleasanton, California 94588.

THE PROXY

     The persons named as proxyholders were selected by the Board of Directors of the Company and are executive officers of the Company.

     A stockholder giving the enclosed Proxy may revoke it at any time before it is voted by (i) giving notice to the Secretary of the Company in writing,
     (ii) submitting a subsequently dated Proxy or (iii) voting in person at the Annual Meeting.

VOTING AT THE ANNUAL MEETING

     The only voting securities of the Company are its shares of Common Stock, $.001 par value ("Common Stock"), of which 59,915,374 shares were outstanding at the close of business on September 3, 1996. Only holders of record at the close of business on September 3, 1996 are entitled to receive notice of and to vote at the Annual Meeting. The holders of Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders.

     On June 27, 1996, the stockholders of the Company approved a two-for-one stock split of the Company's outstanding shares of Common Stock, which was effective on June 27, 1996. Share and per share amounts referenced herein reflect the two-for-one stock split.

     With respect to the election of Directors, cumulative voting is permitted. Under cumulative voting, each stockholder entitled to vote in the election of Directors may cast a total number of votes equal to the number of Directors to be elected (eight) multiplied by the number of votes to which such stockholder's shares are entitled. Each stockholder may give one candidate all the votes such stockholder may cast or, in the alternative, may distribute such votes among as many candidates as such stockholder chooses. Stockholders are requested, by means of the enclosed Proxy, to grant the proxyholders discretionary authority to cumulate votes. The holders of a majority of the outstanding Common Stock, present in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions and broker non-votes are included in the determination of whether a quorum is present. Each is tabulated separately. Abstentions are counted in determining the number of shares voted on the proposals submitted to stockholders (other than the election of Directors) and will have the same effect as a "no" vote on such proposals, whereas broker non-votes are not counted. Directors are elected by plurality of the votes of the shares of Common Stock represented and voted at the meeting, and abstentions and broker non-votes will have no effect on the outcome of the election of Directors. The affirmative vote of a majority of the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for approval of Proposal Two.

     This Proxy Statement and the enclosed Proxy are first being sent to stockholders on or about September 16, 1996.

SOLICITATION

     The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies by mail may be supplemented by telephone, telegraph or personal solicitation by executive officers, Directors and employees of the Company, who will receive no extra compensation for their services. The Company will reimburse, upon request, brokerage firms, banks and other nominees, custodians and fiduciaries for the reasonable expenses incurred in sending proxy material to beneficial owners of shares and obtaining the instructions of such beneficial owners. The Company has engaged Corporate Investor Communications, Inc. ("CIC"), a private proxy solicitation firm, to supplement the Company's solicitation efforts. CIC will be paid its customary fee, estimated to be approximately $6,000.

MATTERS ON THE AGENDA

     The election of Directors and the ratification of the selection of Price Waterhouse as the Company's independent public accountants are the two matters on the agenda for the 1996 Annual Meeting of Stockholders of the Company.

PROPOSAL ONE -- ELECTION OF DIRECTORS

     At the 1996 Annual Meeting of Stockholders, eight individuals will be elected as Directors for a one-year term until the 1997 Annual Meeting. The Board of Directors has nominated the eight individuals listed below for election at the 1996 Annual Meeting.

     Mr. Burton A. Dole, Jr., Mr. Thomas A. McDonnell and Dr. Risa J. Lavizzo-Mourey were first nominated for election to the Board of Directors at the 1995 Annual Meeting of Stockholders pursuant to the terms of the Agreement and Plan of Merger, as amended, between the Company and Puritan-Bennett Corporation. Pursuant to an employment agreement with the Company, Mr. Dole is to serve as Chairman of the Board of Directors of the Company for a period of two years, which commenced on August 25, 1995. Mr. Dole's employment agreement with the Company is further discussed on page 5 below.

     After serving on the Company's Board of Directors since 1991, Mr. Walter J. McNerney will not stand for re-election at the 1996 Annual Meeting of Stockholders. Mr. McNerney was a valued member of the Board, providing mentorship to the executive officer group as well as steering the Board through major growth stages of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE EACH NOMINEE FOR ELECTION AS A MEMBER OF THE BOARD OF DIRECTORS.

     The Proxies given to the proxyholders will be voted or not voted as directed thereon, and if no direction is given, will be voted FOR approval of the Board's eight nominees. The Board of Directors knows of no reason why any of these nominees should be unable or unwilling to serve, but if any nominee should, for any reason, be unable or unwilling to serve, the Proxies will be voted for the election of such other person to the office of Director as the Board of Directors may recommend in the place of such nominee.

     Certain information with respect to each nominee appears on the following pages, including age, period or periods served as a Director, position (if any) with the Company, business experience during the past five years and directorships of other publicly-owned corporations. Committees of the Board of Directors of the Company, as well as each nominee's service on such committees, are discussed on page 5 below.

     There are no family relationships between any of the nominees or between any of the nominees and any executive officer of the Company.

- -----------------------------------------------------------------------------------------------
                                                                                      DIRECTOR
NAME, PRINCIPAL OCCUPATION AND OTHER INFORMATION                                        SINCE
- -----------------------------------------------------------------------------------------------
BURTON A. DOLE, JR. Chairman of the Board of the Company.                                1995
Mr. Dole served as President, Chief Executive Officer and Chairman of the Board of
Puritan-Bennett Corporation from 1986 until the merger of Puritan-Bennett and the
Company on August 25, 1995. Mr. Dole was President and Chief Executive Officer of
Puritan-Bennett from 1980 to 1986. Mr. Dole is a director of the New England
Company, the Anesthesia Patient Safety Foundation, the Health Industries
Manufacturers Association and the I. Heerman Anesthesia Foundation. In December
1995, Mr. Dole completed a three-year term as Chairman of the Board of the Federal
Reserve Bank of Kansas City. Age: 58
- -----------------------------------------------------------------------------------------------
ROBERT J. GLASER, M.D. Director for Medical Science and Trustee of the Lucille P.        1991
Markey Charitable Trust.
Dr. Glaser is the Director for Medical Science (since 1984) and a Trustee of the
Lucille P. Markey Charitable Trust (since 1989), which provides major grants in support of basic biomedical research. He is also a Consulting Professor of
Medicine at Stanford University where he served as the Dean of the School of
Medicine from 1965 to 1970. Dr. Glaser was a founding member of the Institute of
Medicine of the National Academy of Sciences. Dr. Glaser is a Director of Alza
Corporation and Hanger Orthopedic Group, Inc. Age: 77
- -----------------------------------------------------------------------------------------------
FREDERICK M. GRAFTON Retired Management Consultant to Several Technology                 1988
Companies.
Mr. Grafton is a retired management consultant to several technology companies. He retired as President of Raychem Ventures, Inc., a subsidiary of Raychem
Corporation (a materials technology driven product company), in February 1990. Mr.
Grafton joined Raychem Corporation in 1962 and served as Division General Manager and Group Vice President of Raychem Corporation until 1988 when he became
President of Raychem Ventures, which manages a venture portfolio of Raychem
Corporation. Age: 70
- -----------------------------------------------------------------------------------------------
DONALD L. HAMMOND Technical Consultant to Several Technology Companies.                  1990
Mr. Hammond is a technical consultant to several technology companies. Previously, he was Director of Hewlett-Packard Laboratories of the Hewlett-Packard Company, a
manufacturer of computer systems and electronic products. Mr. Hammond joined
Hewlett-Packard in 1959 and served as a Founding Director of Hewlett-Packard
Laboratories from 1966 until his retirement in 1988. He is a Director of
Mid-Peninsula Bank and Iridex Corporation. Age: 69
- -----------------------------------------------------------------------------------------------
C. RAYMOND LARKIN, JR. President and Chief Executive Officer of the Company.             1989
Mr. Larkin is the President and Chief Executive Officer of the Company. He has
been with the Company since 1983, serving as Vice President, Sales and Vice
President, Sales and Marketing until his election as President and Chief Operating
Officer in February 1989 and Chief Executive Officer in November 1989. Mr. Larkin
is a Director of Ventritex, Inc., Neuromedical Sciences Inc. and Arthrocare
Corporation. Age: 48
- -----------------------------------------------------------------------------------------------

- -----------------------------------------------------------------------------------------------
                                                                                      DIRECTOR
                 NAME, PRINCIPAL OCCUPATION AND OTHER INFORMATION                       SINCE
- -----------------------------------------------------------------------------------------------
RISA J. LAVIZZO-MOUREY, M.D. Associate Professor of Medicine and Healthcare              1995
Systems at the University of Pennsylvania.
Dr. Lavizzo-Mourey is the Sylvan Eisman Associate Professor of Medicine and
Healthcare Systems at the University of Pennsylvania. From 1992 to 1994, Dr.
Lavizzo-Mourey was Deputy Administrator of the United States Agency for Healthcare
Policy and Research. Dr. Lavizzo-Mourey has been a consultant to the White House
Department of Health and Human Services, foreign governments and health care corporations. Dr. Lavizzo-Mourey has held various faculty positions at Harvard
University Medical School and Temple University Medical School. She is a Director
of Medicus Systems Corporation and Beverly Enterprises, Inc. Age: 41.
- -----------------------------------------------------------------------------------------------
THOMAS A. MCDONNELL President and Chief Executive Officer of DST Systems, Inc.           1995
Mr. McDonnell served as a director of Puritan-Bennett Corporation from April 1994 until the merger of Puritan-Bennett and the Company on August 25, 1995. Mr.
McDonnell has served as Chief Executive Officer of DST Systems, Inc., a provider of data processing based services to the financial industry, since October 1984.
Mr. McDonnell has served as President of DST Systems, Inc. from 1973 until October
1984 and from March 1987 to the present, and has been a Director of DST Systems,
Inc. since 1971. He is a Director of Informix Software, Inc., BHA Group, Inc.,
First of Michigan Capital Corp., Janus Capitol Corporation and Cerner Corporation.
Age: 51
- -----------------------------------------------------------------------------------------------
EDWIN E. van BRONKHORST Consultant to Various Technology Companies and Treasurer         1985
and Trustee of the David and Lucile Packard Foundation.
Mr. van Bronkhorst has been a consultant to various technology companies since
1984 and is currently Treasurer and Trustee of the David and Lucile Packard
Foundation. Previously, he served as Senior Vice President, Chief Financial
Officer and Treasurer of the Hewlett-Packard Company, a manufacturer of computer systems and electronic products, from 1962 until his retirement in 1984. Mr. van
Bronkhorst joined Hewlett-Packard in 1953 and served on its Board of Directors from 1962 to 1984. He is a Director of California Water Service Company, Mid-
Peninsula Bank and Visigenic Software, Inc. Age: 72
- -----------------------------------------------------------------------------------------------

CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

     The Board of Directors has established two standing committees, the Nominating and Compensation Committee and the Audit Committee. During fiscal year 1996, the Nominating and Compensation Committee consisted of Messrs. Glaser, Grafton, Hammond, McNerney and van Bronkhorst, with Mr. Hammond serving as Chairperson. The Nominating and Compensation Committee is authorized to consider and nominate individuals for election to the Board of Directors at the annual meeting of stockholders for which the candidate is to be nominated, to propose candidates to fill vacancies on the Board, to review and recommend to the Board for approval the compensation of the President and Chief Executive Officer of the Company and to review and recommend to the Board for approval the executive officer salary and compensation structure recommended by the President and Chief Executive Officer, including the grant of stock options. The Nominating and Compensation Committee held 2 meetings in fiscal year 1996.

     The Nominating and Compensation Committee will consider candidates submitted by stockholders for nomination for election to the Board of Directors. A stockholder desiring to nominate a candidate must provide for written notice to be delivered or mailed to and received by the Secretary of the Company no less than 30 days and no more than 60 days prior to the annual meeting of stockholders for which the candidate is to be nominated. This notice must include, as to each person proposed for nomination for election as a Director, the person's name, age, business address, residence address, principal occupation or employment, the number of shares of Company Common Stock beneficially owned by the person and any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended. This notice must also include the name and record address of the stockholder giving the notice and the number of shares of Company Common Stock beneficially owned by such stockholder. The Nominating and Compensation Committee may require any proposed nominee to furnish such other information as may be reasonably required by the Committee to determine the eligibility of such person to serve as a Director of the Company.

     During fiscal year 1996, the Audit Committee consisted of Ms. Lavizzo-Mourey and Messrs. Glaser, Hammond and van Bronkhorst, with Mr. van Bronkhorst serving as Chairperson. The Audit Committee is the principal link between the Board and the Company's independent public accountants. The Committee makes recommendations to the Board regarding selection and employment of the Company's independent public accountants and, working with the Company's external auditors, monitors internal control procedures. The Audit Committee held 3 meetings in fiscal year 1996.

     The Board of Directors held 8 meetings during fiscal year 1996. All Directors attended more than 75% of the total meetings of the Board and of the committees of which they are members.

     Each non-employee Director received a retainer fee of $11,500 for fiscal year 1996 to serve on the Board plus a fee of $1,500 for each meeting of the Board attended and $1,000 for each Board committee meeting attended which was not held on the same day as a Board meeting. The chairperson of a Board committee meeting received an additional $1,000 for each committee meeting. In June 1995, the Board increased, effective January 1996, the yearly retainer fee from $10,000 to $12,000, to be payable quarterly. The Company does not pay directors' fees to Directors who are employees of the Company.

     In addition to Board retainer and attendance fees, Mr. Grafton received $2,228 in consulting fees during fiscal year 1996 pursuant to a consulting agreement with the Company.

     In connection with the merger with Puritan-Bennett, the Company entered into an employment agreement with Mr. Burton A. Dole, Jr. pursuant to which Mr. Dole would serve as Chairman of the Board of Directors of the Company for a two-year term, which commenced on August 25, 1995. As Chairman of the Board for this two-year term, Mr. Dole receives a salary of $250,000 per year. Mr. Dole's employment agreement also provides for an additional term of seven and one-half years during which Mr. Dole will serve as an employee of the Company with more limited duties at a salary of $44,000 per year. Mr. Dole's employment agreement provides certain additional employee benefits, including severance payments upon certain termination events.

     Non-employee Directors receive non-discretionary stock option grants under the Company's 1988 Stock Option Plan for Non-Employee Directors, as amended (the "Directors' Plan"). Each non-employee Director (i) upon joining the Board for the first time will be automatically granted an option under the Directors' Plan to purchase 20,000 shares of Company Common Stock, vesting over four years from the date of grant, 25% at the end of the first year and 6.25% per quarter thereafter, and (ii) at the beginning of each fiscal year, will be automatically granted an option under the Directors' Plan to purchase 10,000 shares, vesting over one year.

     The following table sets forth as to all non-employee Directors for fiscal year 1996 (i) the number of shares of the Company's Common Stock subject to options granted under the Directors' Plan and the weighted average per share exercise price for such options and (ii) the number of shares of Common Stock acquired and the net value realized (fair market value of the shares acquired on the date of exercise less the exercise price) upon the exercise of options.

                                                               FISCAL YEAR 1996
                                          ----------------------------------------------------------
                                              OPTIONS GRANTED                 OPTIONS EXERCISED
                                          ------------------------       ---------------------------
                                           NUMBER         EXERCISE        NUMBER          NET VALUE
                    NAME                  OF SHARES        PRICE         OF SHARES       REALIZED(1)
    ------------------------------------  ---------       --------       ---------       -----------
    Burton A. Dole, Jr..................        --              --         24,640         $ 513,068
    Robert J. Glaser, M.D...............    10,000        $ 22.344         25,000         $ 421,563
    Frederick M. Grafton................    10,000        $ 22.344         10,000         $ 168,750
    Donald L. Hammond...................    10,000        $ 22.344         20,000         $ 303,750
    Risa J. Lavizzo-Mourey, M.D.........    20,000        $ 26.813             --         $      --
    Thomas A. McDonnell.................    20,000        $ 26.063             --         $      --
    Walter J. McNerney..................    10,000        $ 22.344         20,000         $ 307,750
    Edwin E. van Bronkhorst.............    10,000        $ 22.344         50,000         $ 776,875

- ---------------
     Notes:

     (1) Equal to the fair market value of the shares of Company Common Stock acquired on the date the options were exercised less the exercise price.

     The per share closing price of the Company's Common Stock as reported by the Nasdaq National Market on July 5, 1996 was $23.875.

NOMINATING AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
PARTICIPATION IN COMPENSATION DECISIONS

     There are no Nominating and Compensation Committee interlocks between the Company and other entities involving any of the Company's executive officers and members of the Company's Board of Directors who serve as executive officers of such entities, and no member of the Nominating and Compensation Committee is a present or former officer or employee of the Company.

BENEFICIAL OWNERS OF VOTING SECURITIES

     The following table sets forth, as of September 3, 1996, the beneficial holdings of the Company's Common Stock (the Company's only outstanding voting securities) by (i) each of the non-employee Directors and nominees for election as Directors of the Company, (ii) the President and Chief Executive Officer (also a nominee for election as a Director of the Company and hereafter referred to as the Chief Executive Officer) and the other named executive officers listed in the Summary Compensation Table appearing later in this Proxy Statement and (iii) all directors and executive officers of the Company as a group.

                                                          AMOUNT AND NATURE OF
                                                          BENEFICIAL OWNERSHIP
                  NAME OF BENEFICIAL OWNER                       (1)(2)          PERCENT OF CLASS
     ---------------------------------------------------  --------------------   ----------------
     Laureen DeBuono....................................           56,050               .09%
     Executive Vice President, Human Resources,
     General Counsel and Secretary
     Burton A. Dole, Jr.................................          398,600               .66%
     Director and Nominee, Chairman of the Board
     Michael P. Downey..................................          149,350               .25%
     Executive Vice President, Chief Financial Officer
     Robert J . Glaser, M.D.............................           42,000               .07%
     Director and Nominee
     Frederick M. Grafton...............................           70,000               .12%
     Director and Nominee
     Donald L. Hammond..................................           70,000               .12%
     Director and Nominee
     Russell D. Hays....................................           34,850               .06%
     Executive Vice President, President, Hospital
     Business
     C. Raymond Larkin, Jr..............................          743,193              1.23%
     Director and Nominee, President
     and Chief Executive Officer
     Risa J. Lavizzo-Mourey, M.D........................            6,000               .01%
     Director and Nominee
     Thomas A. McDonnell................................            9,400               .02%
     Director and Nominee
     Walter J. McNerney.................................          112,600               .19%
     Director
     David B. Swedlow, M.D..............................          182,063               .30%
     Senior Vice President, Medical Affairs and
     Technology Development
     Edwin E. van Bronkhorst............................           72,000               .12%
     Director and Nominee
     All Directors and Executive Officers as a group
       (24 persons)(3)..................................        2,539,590              4.07%

- ---------------
     Notes:

     (1) Except as hereinafter provided, each Director and named executive officer listed in the table has sole voting and sole dispositive power. Mr. Dole disclaims beneficial ownership with respect to 112 shares held by an immediate family member.

     (2) Includes for each Director and named executive officer listed in the table: (i) in the cases of Messrs. Glaser, Grafton, Hammond, McDonnell, McNerney and van Bronkhorst and Ms. Lavizzo-Mourey, options to purchase 40,000, 60,000, 40,000, 5,000, 100,000, 10,000 and 5,000 shares of
         Common Stock, respectively, granted under the Directors' Plan described on page 6 above, (ii) in the case of Mr. Dole, options to purchase 294,256 shares of Common Stock granted under the 1995 Merger Stock Incentive Plan described on page 10 below and (iii) in the cases of Ms. DeBuono and

         Messrs. Downey, Hays, Larkin, and Swedlow, options to purchase 54,850, 147,350, 34,850, 611,125, and 114,063 shares of Common Stock, respectively, granted under the Company's 1991 Equity Incentive Plan, as amended, and the 1994 Equity Incentive Plan, as amended, described on page 10 below, all of which options are exercisable within 60 days of September 3, 1996. Also includes for all Directors and executive officers as a group options to purchase 2,024,358 shares of Common Stock which are exercisable within 60 days of September 3, 1996.

     (3) Executive Officers include the Chief Executive Officer and all Executive Vice Presidents and Vice Presidents of the Company.

     The following table sets forth, as of August 14, 1996, the beneficial holdings of the Company's Common Stock (the Company's only outstanding voting securities) by persons or entities known to the Board of Directors to be the beneficial owners of more than 5% of the Common Stock of the Company.

                                                         AMOUNT AND NATURE OF
           NAME AND ADDRESS OF BENEFICIAL OWNER         BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS
    --------------------------------------------------  -----------------------     ----------------
    FMR Corp.(2)......................................         4,959,100                  8.28%
      82 Devonshire Street
      Boston, Massachusetts 02109
    Ohio Public Employees Retirement System(3)........         4,048,600                  6.76%
      277 East Town Street
      Columbus, Ohio 43215
    The Northern Trust Company(4).....................         3,987,489                  6.66%
      50 South LaSalle Street
      Chicago, Illinois 60675

- ---------------
     Notes:

     (1) Information regarding the beneficial ownership of Company Common Stock has been obtained from FMR Corp., Ohio Public Employees Retirement System and The Northern Trust Company, respectively.

     (2) FMR Corp. has sole voting power with respect to 79,500 shares and sole dispositive power with respect to 4,959,100 shares.

     (3) Ohio Public Employees Retirement System has sole voting and sole dispositive power with respect to 4,048,600 shares.

     (4) The Northern Trust Company has sole voting power with respect to 2,584,234 shares, sole dispositive power with respect to 3,169,855 shares, shared voting power with respect to 288,485 shares and shared dispositive power with respect to 685,192 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers and Directors to file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 or 5 with the Securities and Exchange Commission ("SEC"). Executive officers and Directors are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports filed. As part of a
     Section 16 compliance program established by the Company for its executive officers and Directors, the Company undertakes to file these reports on their behalf. Based solely on its review of the Forms 3 and 4 filed on behalf of its executive officers and Directors, as well as written representations from these individuals that Forms 5 to reflect the change in beneficial ownership due to the two-for-one stock split were timely filed, the Company believes that, during the fiscal year ended July 7, 1996, all Section 16(a) filing requirements applicable to its executive officers and Directors were complied with pursuant to SEC rules.

EXECUTIVE COMPENSATION

     The Company provides to its executive officers cash compensation and other compensation pursuant to certain employee incentive and benefit plans.

     SUMMARY OF CASH COMPENSATION:

     The following table provides certain summary information regarding cash compensation paid by the Company on an accrual basis as well as other compensation for services rendered paid to or on behalf of the named executive officers for the last three fiscal years ended July 7, 1996, July 2, 1995 and July 3, 1994:

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                                   ------------
                                     ANNUAL COMPENSATION            SECURITIES
                               -------------------------------      UNDERLYING         ALL OTHER
 NAME AND PRINCIPAL POSITION   YEAR     SALARY($)     BONUS($)      OPTIONS(#)      COMPENSATION(1)
- -----------------------------  ----     ---------     --------     ------------     ---------------
C. Raymond Larkin, Jr........  1996     $ 416,173     $246,600        120,000           $   500
  President and Chief          1995       321,057      417,390        106,000               400
  Executive Officer            1994       302,171      178,000        108,000                 0
Russell D. Hays..............  1996     $ 285,577     $137,500                          $   500
  Executive Vice President,    1995         2,115                     100,000            50,000
  President, Home Care         1994
  Business
Michael P. Downey............  1996     $ 275,153     $137,500         44,000           $ 1,000
  Executive Vice President,    1995       217,041      190,181         40,000               800
  Chief Financial Officer      1994       181,001       73,347         40,000               800
Laureen DeBuono..............  1996     $ 274,246     $137,500         44,000           $ 1,000
  Executive Vice President,    1995       212,712      186,116         40,000               800
  Human Resources, General     1994       169,478       75,106         40,000               800
  Counsel and Secretary
David B. Swedlow, M.D........  1996     $ 293,771     $115,729         40,000           $   500
  Senior Vice President,       1995       274,210      198,015         40,000               800
  Medical Affairs and          1994       253,290      102,025         40,000               800
  Technology Development

- ---------------
     Notes:

     (1) Amounts reported as All Other Compensation represent the matching contributions paid by the Company to the named executive officers pursuant to the Voluntary Investment Plus Plan, as amended and restated ("VIP Plan"), described on page 12 below. With respect to Mr. Hays, the amount reported as All Other Compensation for fiscal year 1995 represents the reimbursement of certain relocation expenses.

     (2) Mr. Hays joined the Company in June 1995.

     OTHER COMPENSATION:

     The Company has in effect compensation plans providing various forms of benefits, payable in cash or deferred for several years (or until retirement). Executive officers are eligible to participate in certain of these plans, as discussed below. The cash bonus plan for executive officers is currently administered by the Nominating and Compensation Committee of the Board of Directors, as described and discussed in the Nominating and Compensation Committee Report on pages 15 through 19 below; all other compensation plans are currently administered by the Board of Directors with the assistance of the Executive Vice President, Human Resources, General Counsel and Secretary.

     EMPLOYEE STOCK OPTION PLANS

     The Company has options outstanding under the following plans: the 1982 Incentive Stock Option Plan (the "ISO Plan"), the 1985 Equity Incentive Plan (the "1985 Plan"), the 1991 Equity Incentive Plan, as amended (the "1991 Plan"), the 1994 Equity Incentive Plan, as amended (the "1994 Plan"), the 1995 Merger Stock Incentive Plan (the "Merger Incentive Plan") and several Infrasonics, Inc. option plans assumed by the Company upon the merger of Infrasonics into the Company on June 27, 1996. Shares remaining available for issuance under the ISO Plan and the 1985 Plan at the time of such plans' termination by the stockholders in October 1991 became available for issuance under the 1991 Plan. As of September 3, 1996, there remained 9,588,774 shares available for issuance under the 1991 Plan and the 1994 Plan.

     The Merger Incentive Plan was approved by stockholders on August 24, 1995 at the special meeting of stockholders called in connection with the merger of the Company and Puritan-Bennett Corporation. The Merger Incentive Plan was adopted to grant Puritan-Bennett employees options to purchase Company Common Stock in replacement of certain options to purchase Puritan-Bennett stock remaining outstanding or expiring unexercised at the closing of the merger. Other than the initial issuance of replacement options under the Merger Incentive Plan, no additional options to acquire Company Common Stock will be available for issuance under the Merger Incentive Plan.

     In connection with the merger of Infrasonics, Inc. into the Company on June 27, 1996, options outstanding under Infrasonics' option plans (the "Infrasonics Plans") were assumed by the Company and converted into options to purchase Company Common Stock. No additional options to acquire Company Common Stock will be available for issuance under the Infrasonics Plans.

     The 1991 Plan and the 1994 Plan are currently administered by the Nominating and Compensation Committee of the Board of Directors with respect to executive officers and by the Board with respect to other key employees and consultants. The Board or the Nominating and Compensation Committee, as the case may be, has the sole discretion to determine the executive officers, key employees and consultants to whom options may be granted, the number of shares subject to such options and the type and term of the options.

     The option exercise price of an incentive stock option granted under the ISO Plan, the 1991 Plan and the 1994 Plan must be at least 100% of the fair market value of the Company's Common Stock on the date of grant, and the option exercise price of a nonqualified stock option granted under the 1985 Plan, 1991 Plan and the 1994 Plan must be at least 85% of the fair market value of the Company's Common Stock on the date of grant. It should be noted, however, that all options granted to date pursuant to the plans described above have option exercise prices that are no less than 100% of the fair market value of the Company's Common Stock on the date of grant and that none may be exercised more than ten years from the date of grant.

     The following table contains information concerning stock option grants in fiscal year 1996 to the named executive officers:

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                  INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                 ---------------------------------------------------     VALUE AT ASSUMED
                                  NUMBER OF      % OF TOTAL                            ANNUAL RATES OF STOCK
                                  SECURITIES      OPTIONS                               PRICE APPRECIATION
                                  UNDERLYING     GRANTED TO                                     FOR
                                   OPTIONS      EMPLOYEES IN   EXERCISE                     OPTION TERM
                                   GRANTED      FISCAL YEAR     PRICE     EXPIRATION   ---------------------
             NAME                   (#)(1)          1996       ($/SH)(2)     DATE      5%($)(3)    10%($)(3)
- -------------------------------  ------------   ------------   --------   ----------   ---------   ---------
C. Raymond Larkin, Jr..........     120,000        0.04564       26.00      7/25/05    1,961,472   4,970,364
Laureen DeBuono................      44,000        0.01673       26.00      7/25/05      719,206   1,822,467
Michael P. Downey..............      44,000        0.01673       26.00      7/25/05      719,206   1,822,467
Russell D. Hays................          --             --          --           --           --          --
David B. Swedlow, M.D..........      40,000        0.01520       26.00      7/25/05      653,824   1,656,788

- ---------------
Notes:

(1) These stock options were granted to each of the named executive officers on July 26, 1995. The grants of stock options were made pursuant to the standard terms of the 1991 Plan as described above. These stock options have a ten-year term, vest on a quarterly basis over a four-year period beginning the date of grant and have exercise prices equal to 100% of the fair market value of the Company's Common Stock on the date of grant. The Company has not granted Stock Appreciation Rights ("SARs") pursuant to any of its employee stock option plans to any past or present employee of the Company, including any executive officer.

(2) The exercise price may be paid in cash, in shares of common stock valued at fair market value on the exercise date or through a cashless exercise involving a same-day sale of the purchased shares.

(3) These columns reflect the potential realizable value of each stock option grant assuming that the market value of the Company's Common Stock appreciates at 5% and 10% annually from the date of grant over the term of the option. The potential values of the options with an exercise price of $26.00 reflect a 78% increase (@ 5%) and a 184% increase (@ 10%) in the value of the Company's Common Stock over the 1996 fiscal year-end market price of $23.75, the average of the high and low prices as reported by the Nasdaq National Market on July 5, 1996. There is no assurance that the actual stock price appreciation over the term of the option will be at the assumed 5% or 10% levels or at any other level. Unless the market price of the stock does in fact appreciate over the option term, no value will be realized from option grants.

     STOCK OPTION EXERCISES AND HOLDINGS

     The following table provides information concerning the exercise of stock options by the named executive officers during fiscal year 1996 and the unexercised options held by such officers as of the end of fiscal year 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED
                                SHARES                       VALUE OF UNEXERCISED          VALUE OF UNEXERCISED
                               ACQUIRED                           OPTIONS AT               IN-THE-MONEY OPTIONS
                                  ON           VALUE        FISCAL YEAR END (#)(1)       AT FISCAL YEAR END ($)(2)
                               EXERCISE      REALIZED     ---------------------------   ---------------------------
               NAME               (#)           ($)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
     ------------------------------------   -----------   -----------   -------------   -----------   -------------
     C. Raymond Larkin, Jr....        --            --      556,875        197,125        6,986,328     1,091,422
     Laureen DeBuono..........    59,000     1,040,160       35,750         70,750          298,438       386,563
     Michael P. Downey........    20,000       448,750      126,063         72,937        1,367,661       407,339
     Russell D. Hays..........        --            --       25,000         75,000           18,750        56,250
     David B. Swedlow, M.D....    70,000     1,383,252       94,063         70,937          889,770       415,855

- ---------------
     Notes:

     (1) The Company has not granted Stock Appreciation Rights ("SARs") pursuant to any of its employee stock option plans to any past or present employee of the Company, including any executive officer.

     (2) Amounts in this column are calculated using the per share closing price on the Nasdaq National Market of the Company's Common Stock at 1996 fiscal year end ($23.875) less the exercise price.

     VOLUNTARY INVESTMENT PLUS PLAN

     Pursuant to the Nellcor Puritan Bennett Voluntary Investment Plus Plan, as amended and restated (the "VIP Plan"), employees of the Company and certain subsidiaries, including executive officers, approved by the Board of Directors may defer compensation for income tax purposes under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). All employees of the Company who regularly work 30 hours or more per week are eligible to participate in the VIP Plan at the beginning of their employment with the Company. In addition, all employees who complete 1,000 hours or more in their first 12 months of service or in any subsequent calendar year are eligible to participate in the VIP Plan. As of July 5, 1996, 2,762 employees other than executive officers were participating in the VIP Plan. Eligible participants may contribute to their accounts, through payroll deductions, between 1% and 15% of their compensation on a "pre-tax" basis. Compensation for purposes of the VIP Plan includes base salary, cash profit sharing, bonuses, commissions and overtime pay. Pursuant to Section 401(k) of the Code, participants will not be taxed on the pre-tax amounts they contribute to their accounts until the accounts are distributed on death, disability, normal retirement or other termination of employment. Contributed amounts may also be withdrawn from the VIP Plan in cases of demonstrable hardship or if a participant has attained at least 59 1/2 years of age. All contributions are held by a trustee and participants are able to direct the investment of their accounts among various investment alternatives, including Company Common Stock beginning January 1997.

     The Company provides matching contributions equal to 100% of each participant's contribution, up to $500 per participant semi-annually. Company contributions to the named executive officers for each of the 1996, 1995 and 1994 fiscal years are included in All Other Compensation listed on the Summary Compensation Table on page 9 above.

     DEFERRED COMPENSATION PLAN

     The Company has established a deferred compensation plan for executive officers and director-level employees that was approved by the Board of Directors on July 16, 1992 ("the Deferred Plan"). Eligibility for participation is based on achievement of a certain employment level at the Company. Under the terms of the Deferred Plan, an eligible participant may elect to defer all or part of the participant's annual base salary and/or bonus award. Amounts deferred under the Deferred Plan are credited to a separate bookkeeping account for each participant and are commingled with the general assets of the Company. Interest on the amounts deferred is calculated on a quarterly basis using an interest rate equal to the average pre-tax rate earned on the Company's Marketable Securities Portfolio during the same quarter. This rate, published monthly by the Marketable Securities Portfolio Manager, will be weighted to achieve a quarterly average pre-tax rate. The time and method of payment of deferred compensation and other terms and conditions are set forth in deferred compensation elections made prior to deferral by each participant. The Deferred Plan is not separately funded, and the undistributed balance of deferred compensation constitutes an unsecured contractual obligation of the Company to the participants in accordance with the terms of the plan. Deferred compensation by the named executive officers for each of the 1996, 1995 and 1994 fiscal years is set forth in the Summary Compensation Table on page 9 above.

     SEVERANCE ARRANGEMENTS

     The Company has entered into severance agreements (the "Severance Agreements") with certain executive officers, including the named executive officers listed in the Summary Compensation Table on page 9, and key employees (each of such individuals being hereinafter referred to as the "Executive" or collectively as the "Executives").

     Each Severance Agreement has a twenty-four month term, with an automatic one year extension on each anniversary date thereafter, unless the Company or the Executive gives written notice to the other that the term of the Severance Agreement shall not be extended. However, in no event will a Severance Agreement expire prior to the expiration of twenty four months after the occurrence of a "change in control", as defined below.

     Under the Severance Agreements, if an Executive's employment with the Company is terminated by the Company for "cause" (as defined below), disability or death, or by the Executive other than for "good reason" (as defined below) during the term of the Severance Agreement and within two years following a "change in control", the Executive shall be entitled to accrued but unpaid compensation and, if such termination is other than by the Company for "cause", a prorated bonus.

     If an Executive's employment with the Company is terminated by the Company without "cause" or by the Executive for "good reason" during the term of the Severance Agreement and within two years following a "change in control" (as defined below), the Executive shall be entitled to: (i) a lump-sum severance payment equal to three times base salary plus bonus in the case of the chief executive officer, two times base salary plus bonus in the case of other executive officers and one time base salary plus bonus in the case of certain key employees; (ii) accrued but unpaid compensation and a prorated bonus for the year in which the Executive is terminated;
     (iii) medical and insurance benefits for the Executive and the Executive's dependents for three years in the case of the chief executive officer, two years in the case of other executive officers and one year in the case of certain key employees, such benefits to be limited to the extent that the Executive obtains comparable benefits pursuant to a subsequent employment;
     (iii) the immediate vesting of, and lapsing of restrictions on, all outstanding equity incentive awards held by the Executive, including stock options and restricted stock; and (iv) outplacement and career counseling services.

     Each Severance Agreement provides that if any amounts due to an Executive thereunder become subject to the "golden parachute" rules set forth in
     Section 280G of the Internal Revenue Code, then such amounts will be reduced to the extent necessary to avoid the application of such rules.

     A termination of employment is for "cause" under the Severance Agreements if the basis of the termination is fraud, misappropriation, embezzlement or willful engagement by the Executive in misconduct which is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole. "Good reason" includes, among other things, (i) an adverse change in the Executive's status, title, position, duties or responsibilities; (ii) a reduction in the Executive's base compensation or benefits; (iii) the relocation of the Executive; (iv) the discontinuance by the Company of any material compensation or employee benefit plan in which the Executive participates; (v) the insolvency or the filing of a petition for bankruptcy of the Company; (vi) breach by the Company of the Severance Agreement; and
     (vii) failure or refusal of any successor to the Company to assume and perform the Severance Agreement.

     Pursuant to the Severance Agreements, a "change in control" shall be deemed to have occurred (i) upon the acquisition by any person, entity or group of beneficial ownership of twenty-five percent or more of the combined voting power of the Company's then outstanding voting securities; (ii) if the individuals who constitute the Board of Directors of the Company as of the date that the Severance Agreements are approved by the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any new director approved by a vote of at least two-thirds of the Incumbent Board shall be considered a member of the Incumbent Board (other than an individual initially assuming office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person, entity or group other than the Incumbent Board); (iii) upon approval by the stockholders of the Company of a merger, consolidation or reorganization involving the Company, unless (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own immediately thereafter at least fifty one percent of the combined voting power of the outstanding voting securities of the surviving corporation in substantially the same proportion as their ownership of securities immediately before any such transaction; (B) the individuals constituting the Incumbent Board immediately prior to such merger, consolidation or reorganization constitute at least a majority of the board of the surviving corporation; and (C) no person, entity or group (other than the Company and/or certain affiliated entities) has beneficial ownership of twenty-five percent or more of the combined voting power of the surviving corporation's then outstanding voting securities; (iv) upon a complete liquidation or dissolution of the Company; or (v) upon an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person, entity or group (other than a transfer to a Company subsidiary).

     INDEBTEDNESS OF MANAGEMENT

     The following table sets forth information with regard to promissory notes from any current executive officers of the Company who have had amounts of $60,000 or more outstanding at any time during fiscal year 1996.

                                                                                           LARGEST
                                                                                          AMOUNT OF
                                                                      PRINCIPAL           PRINCIPAL
                                                                       AMOUNT            OUTSTANDING
                                                                   OUTSTANDING AT          DURING
              NAME OF INDIVIDUAL               DATE OF NOTE       SEPTEMBER 3, 1996     7/2/95-7/7/96
     -------------------------------------  ------------------    -----------------     -------------
     David J. Illingworth(1)..............  February 18, 1993         $ 250,000           $ 250,000
     Russell D. Hays(2)...................  October 5, 1995           $ 350,000           $ 350,000
     Kenneth Sumner(3)....................  November 16, 1994         $ 125,000           $ 125,000

- ---------------
     Notes:

     (1) Mr. Illingworth, the Company's Executive Vice President, President, Home Care Business, joined the Company in November 1992. In connection with his employment by the Company, Mr. Illingworth received an interest-bearing loan of $250,000 with which to repay an outstanding relocation loan with his former employer. Mr. Illingworth's loan with the Company is secured by his primary residence with a second mortgage. Payment of interest on the loan, which accrues at an annual interest rate of 7.64%, is to be made in 20 semi-annual installments over a period of 10 years, with the first payment made on August 18, 1993. An amount equal to each interest installment, as made, is added to Mr. Illingworth's base salary compensation. The principal amount of the loan is due upon the earlier of the sale of the residence, termination of employment with the Company, or February 18, 2003.

     (2) Mr. Hays, the Company's Executive Vice President, President, Hospital Business, joined the Company in June 1995. In connection with his employment by the Company, Mr. Hays received an interest-bearing loan of $350,000 with which to purchase his primary residence in California. Mr. Hays' loan with the Company is secured by his primary residence with a second mortgage. Payment of interest on the loan, which accrues at an annual interest rate of 6.56%, is to be made in 10 annual installments over a period of 10 years, with the first payment to be made on December 1, 1996. An amount equal to each interest installment, as made, is added to Mr. Hays' base salary compensation. The principal amount of the loan is due upon the earlier of the sale of the residence, termination of employment with the Company, or December 1, 2005.

     (3) Mr. Sumner, the Company's Vice President, Regulatory Affairs and Quality Assurance, joined the Company in September 1994. In connection with his employment by the Company, Mr. Sumner received an interest-bearing loan of $125,000 with which to purchase his primary residence in California. Mr. Sumner's loan with the Company is secured by his primary residence with a second mortgage. Payment of interest on the loan, which accrues at an annual interest rate of 7.55%, is to be made in 20 semi-annual installments over a period of 10 years, with the first payment made on May 16, 1995. An amount equal to each interest installment, as made, is added to Mr. Sumner's base salary compensation. The principal amount of the loan is due upon the earlier of the sale of the residence, termination of employment with the Company, or November 16, 2004.

NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

     INTRODUCTION

     The Nominating and Compensation Committee of the Board of Directors of the Company is responsible for the administration of the Company's executive officer compensation programs. These programs have been designed to ensure that the compensation paid to the executive officers is substantially linked to both Company and individual performance. Accordingly, a substantial portion of the compensation paid to each executive officer may be comprised of variable components based upon individual achievement and Company performance measures, such as income from operations, net income, earnings per share and the attainment of predetermined goals.

     EXECUTIVE COMPENSATION PRINCIPLES

     The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, norms and credos, business strategy and management requirements. These principles may be summarized as follows:

     - Align the interests of management and stockholders to build stockholder value by the encouragement of consistent, long-term Company growth.

     - Attract and retain key executive officers essential to the long-term success of the Company.

     - Reward executive officers for long-term corporate success by facilitating their ability to acquire an ownership interest in the Company.

     - Provide direct linkage between the compensation payable to executive officers and the Company's attainment of annual and long-term financial goals and targets.

     - Emphasize reward for performance at the individual, team, business unit and corporate level.

     COMPONENTS OF EXECUTIVE COMPENSATION

     The components of the Company's executive compensation programs may be listed as follows, with a detailed summary provided below:

     - Base Salary

     - Annual Cash (Short-Term) Incentives

     - Long-Term Incentives

     - Benefits and Perquisites

     Each component is calibrated to a competitive market position, with market information provided by compensation surveys prepared by independent consulting firms and compensation information collected from companies selected by the Company's Board of Directors as appropriate financial comparator companies. For fiscal year 1996, 41 comparator companies were surveyed. The criteria for selection of these comparator companies include one or more of the following: excellence in producing quality products and services; manufacturer of high technology or health care products; an employee profile similar to that of the Company; and an industry or geographic competitor.

     BASE SALARY

     The base salary for each executive officer is determined on the basis of individual performance, the functions performed by the executive officer and the scope of the executive officer's ongoing responsibilities, and the salary levels in effect for comparable positions based on information provided by the compensation surveys referenced above and comparator company information. The weight given to each of these factors varies from individual to individual. In general, base salary is designed primarily to be competitive within the relevant industry and geographic market at the 50th percentile. The average increase in executive officer base salary in 1996 has been approximately 5.1% for Northern California (Bay Area) based on survey data. As a result, executive officers who met performance objectives generally received a 5.1% base salary merit increase effective July 29, 1996, adjusted for the individual factors referenced above; certain executive officers received additional increases to their base salaries to reflect necessary adjustments to market or as a result of taking on additional management responsibilities.

     Each executive officer's base salary is reviewed annually to ensure appropriateness, and increases to base salary are made to reflect competitive market increases and individual factors. Company performance does not play a significant role in the determination of base salary.

     ANNUAL CASH (SHORT-TERM) INCENTIVES

     Annual cash bonuses for the 1996 fiscal year were to be earned by each executive officer pursuant to a structured formula that considered the factors described below, and were designed to be competitive within the relevant industry and geographic market at the 50th percentile:

     - Company Financial Performance

     Each fiscal year, the Board of Directors approves an annual cash bonus program that is currently contingent on the Company's achievement of specific revenue and operating income levels. The Company's performance against these goals is measured by the Nominating and Compensation Committee at the close of each fiscal year and assessed against an established scale to determine the relevant cash bonus. The scale is nonlinear and provides the maximum award for above target performance while reducing or potentially eliminating the award for performance below the target. This component of executive compensation can range from zero to 80% of base salary for executive officers excluding Executive Vice Presidents and the Chief Executive Officer, zero to 100% of base salary for Executive Vice Presidents, and zero to 120% of base salary for the Chief Executive Officer. If the Company does not achieve at least 85% of its operating income plan, then no cash bonus is paid. The maximum funding level is attained if the Company achieves 125% of operating income plan. At 100% of operating income plan achievement, the funding target for full accomplishment of all objectives, including the individual objectives discussed below, is 40% of base salary for executive officers, excluding Executive Vice Presidents and the Chief Executive Officer, 50% of Base Salary for Executive Vice Presidents, and 60% of base salary for the Chief Executive Officer. Effective fiscal year 1995, the Board of Directors approved a supplemental revenue plan to provide additional bonus opportunity in the event and to the extent that Company revenue growth exceeds an established threshold. In fiscal year 1996, the Company's operating income was slightly below plan, however, the revenue growth for fiscal year 1996 exceeded the revenue growth threshold established by the supplemental revenue plan. As a result, the funding targets described above were adjusted accordingly, with adjustments for individual performance described below.

     - Individual Performance

     Each executive officer's individual performance is measured against goals established for that executive officer. Leadership, planning, management and innovation are considered in addition to goal achievement, and the weight assigned to each of these additional factors will vary from individual to individual.

     Overall individual performance is then determined and that determination may qualify him or her for an adjustment upward or downward from the target levels described above.

     The foregoing Company and individual performance factors were the principal, although not the sole, elements taken into account in determining whether cash bonuses were to be awarded for the 1996 fiscal year. The Committee may in its discretion apply entirely different factors, such as different measures of Company or individual performance, in setting cash bonus levels for executive officers in future fiscal years.

     LONG-TERM INCENTIVES

     Long-term incentives are provided through annual stock option grants pursuant to the Company's 1991 Plan and the 1994 Plan. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance. Historically, all option grants have been made with exercise prices equal to the market price of the shares on the date of grant and will be of no value unless the market price of the Company's outstanding common shares appreciates, thereby aligning a substantial part of the executive officer's compensation package with the return realized by the stockholders. The Company currently has designed the stock option component of executive compensation to target the 75th percentile of the competitive industry and geographic market. The Company is reviewing proposed changes to its long-term incentives to target the 60th percentile of the competitive industry and geographic market beginning in fiscal year 1997.

     The size of each annual option grant is designed to create a meaningful opportunity for stock ownership and is based upon several factors, including relevant information contained in the compensation surveys described above, an assessment of the option grants of comparator companies, and the individual performance of each executive officer. The Committee has established certain guidelines in making option grants to the executive officers in an attempt to target a fixed number of unvested option shares for distribution to each executive officer. However, the Committee does not adhere strictly to these guidelines and will occasionally vary the size of the option grant made to each executive officer as circumstances warrant.

     Each option grant allows the executive officer to acquire shares of the Company's Common Stock at a fixed price per share over a specified period of time (usually ten years). The option generally vests in equal installments over a period of four years, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company and the market price of the underlying shares appreciates over the option term.

     BENEFITS AND PERQUISITES

     The benefits and perquisites component of executive compensation is generally similar to that offered to all of the Company's domestic employees.

     CHIEF EXECUTIVE OFFICER (CEO) COMPENSATION

     In setting the compensation payable to the Chief Executive Officer, C. Raymond Larkin, Jr., the goal is to provide compensation competitive with other companies in the industry while at the same time making a significant percentage of his earnings subject to consistent, positive, long-term Company performance. In general, the factors utilized in determining Mr. Larkin's compensation were similar to those applied to the other executive officers in the manner described in the preceding paragraphs. Additionally, the Nominating and Compensation Committee utilized other factors as described below to conclude that Mr. Larkin generally achieved his 1996 fiscal year performance objectives:

     - That Mr. Larkin lead the integration efforts to combine the Company, Puritan-Bennett, Pierre Medical, S.A. and Melville Software, Ltd. into one fully-integrated company, and completed the consolidation of the worldwide sales force and distribution channels;

     - That Mr. Larkin continued to assert visible leadership in the medical device industry with regard to regulatory issues and health care consolidation issues;

     - That Mr. Larkin was successful in moderating expenses as a percentage of net revenues; and

     - That Mr. Larkin achieved certain additional strategic objectives of the Company with regard to the acquisition of Infrasonics, Inc.

     As a result of meeting his 1996 fiscal year performance objectives and the increase in responsibilities as a result of the merger of the Company and Puritan-Bennett, Mr. Larkin received a base salary increase from $411,000 to $520,400, effective July 29, 1996, and an annual cash (short-term) incentive of $246,600, which represented 60% of Mr. Larkin's then current base salary. The long-term component of Mr. Larkin's compensation consisted of a July 1995 stock option grant of 120,000 shares.

     COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     Section 162(m) enacted in 1993, generally disallows a deduction to public companies for compensation over $1 million paid or accrued during a tax year to the Company's Chief Executive Officer and the four other most highly compensated executive officers ("covered employees"). Qualifying performance-based compensation will not be subject to the deduction limit.

     With regard to base salary and short-term (cash) incentive compensation, as described above, it has not been and is not anticipated by the Company to be of such magnitude so as to cause the total compensation of a covered employee to exceed $1 million. Thus, the Company does not anticipate that its base salary or short-term (cash) incentive programs will require stockholder approval in order to preserve the Company's tax position.

     With regard to long-term incentive (stock-based) compensation, prior to the enactment of Section 162(m), the Company's stockholders approved the 1991 Plan. It has been and is anticipated by the Company that long-term (stock-based) compensation could be of such magnitude so as to cause the total compensation of a covered employee to exceed $1 million. Grants of stock option awards under the 1991 Plan, while performance-based, do not satisfy the stockholder approval requirements for performance-based compensation under Section 162(m). However, the transitional provisions under Section 162(m) preserve the tax deductibility of long-term incentive (stock-based) compensation to covered employees arising from the exercise of options issued under the 1991 Plan. Although the transitional relief lapses in the fall of 1997, it is the expectation of the Company that options representing all shares of Company Common Stock available under the 1991 Plan will have been issued by that time. To cover future grants of long-term incentive (stock-based) compensation, the Company has adopted and the stockholders have approved the 1994 Equity Incentive Plan, which is intended to satisfy the requirements for performance-based compensation under Section 162(m).

     CONCLUSION

     The Nominating and Compensation Committee believes that long-term stockholder value is enhanced by individual and Company performance achievements. Through the programs described above, a significant portion of the Company's executive compensation is based on individual and Company performance, as well as industry and geographic competitive pay practices. The Committee further believes that long-term compensation, currently in the form of stock options, is vital to the long-term success of the Company. The Company remains committed to this policy, recognizing the competitive market for talented executives and that changes and challenges to the business may result in variable executive compensation for a particular time period.

     NOMINATING AND COMPENSATION COMMITTEE MEMBERS:

     Robert J. Glaser, M.D.
     Frederick M. Grafton
     Donald L. Hammond, Chairman
     Walter J. McNerney
     Edwin E. van Bronkhorst

COMPANY STOCK PRICE PERFORMANCE

     The following graph depicts a five-year comparison of cumulative total stockholder returns for the Company, the Standard & Poor's 500 Stock Index and the Standard & Poor's Health Care Composite Index from June 30, 1991 through June 30, 1996.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
            AMONG NELLCOR PURITAN BENNETT INC., THE S & P 500 INDEX
                   AND THE S & P HEALTH CARE COMPOSITE INDEX


  MEASUREMENT PERIOD         NELLCOR PURITAN                   S & P HEALTH
(FISCAL YEAR COVERED)          BENNETT INC.      S & P 500    CARE COMPOSITE
        6/91                       100             100             100
        6/92                       128             113             108
        6/93                       117             129              95
        6/94                       137             131              95
        6/95                       231             165             138
        6/96                       249             208             192

* $100 INVESTED ON 06/30/91 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING JUNE 30.

PROPOSAL TWO -- RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has recommended, and the Board of Directors has selected, Price Waterhouse as independent public accountants for the Company for the fiscal year ending July 6, 1997. The firm has been so engaged since November 14, 1989. During fiscal year 1996, Price Waterhouse examined the Company's consolidated financial statements, made limited reviews of the interim financial reports, reviewed filings with the Securities and Exchange Commission and provided general advice regarding related accounting matters.

     Ratification of the selection of Price Waterhouse is not required by law. However, as a matter of policy such selection is being submitted to the stockholders for ratification by the affirmative vote of the holders of record of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting (and it is the present intention of the Board of Directors to continue this policy).

     THE BOARD OF DIRECTORS RECOMMENDS THE ADOPTION OF THE FOLLOWING RESOLUTION WHICH WILL BE PRESENTED TO THE MEETING:

        RESOLVED, that the stockholders of Nellcor Puritan Bennett Incorporated hereby ratify the selection of Price Waterhouse as independent public accountants for the fiscal year ending July 6, 1997.

     The persons designated in the enclosed Proxy will vote your shares FOR ratification unless instructions to the contrary are indicated in the enclosed Proxy. If the stockholders fail to ratify the selection of this firm, the Board of Directors will reconsider this matter.

     Representatives of Price Waterhouse are expected to be present at the Annual Meeting of Stockholders, to respond to appropriate questions and to make a statement should they desire to do so.

OTHER BUSINESS

     The Board of Directors is not aware of any other matters to come before the Annual Meeting. If any matter not mentioned herein is properly brought before the meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies with respect thereto in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING

     Stockholders who may wish to present proposals for inclusion in the Company's proxy materials and for consideration at the 1997 Annual Meeting of Stockholders must submit such proposals in writing to the Secretary at the address shown on the top of page 1 above not later than May 19, 1997.

                                          By Order of the Board of Directors

                                          LAUREEN DEBUONO
                                          Executive Vice President, Human
                                          Resources,
                                          General Counsel and Secretary

Pleasanton, California
September 16, 1996

                          NELLCOR PURITAN BENNETT INCORPORATED

                  PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING OF STOCKHOLDERS -- OCTOBER 17, 1996

             C. Raymond Larkin, Jr. and Laureen DeBuono, or either of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote the Common Stock of the undersigned at the Annual Meeting of Stockholders of NELLCOR PURITAN BENNETT INCORPORATED (the "Company"), to be held at the Company's offices at 4280 Hacienda Drive, Pleasanton, California 94588 at 10:00 a.m. on Thursday, October 17, 1996, or any adjournment or postponement thereof, as set forth on the reverse side.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF THE OTHER PROPOSAL LISTED ON THE REVERSE SIDE.

             THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED AND FOR THE OTHER PROPOSAL LISTED ON THE REVERSE SIDE.

                                                                                       ----------------
                                        CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
                                                                                             SIDE
                                                                                       ----------------

P

/x/ Please mark votes as in this example.

THIS PROXY ALSO GRANTS TO THE PROXYHOLDERS THE DISCRETIONARY POWER TO VOTE THE SHARES REPRESENTED CUMULATIVELY FOR ONE OR MORE OF THE NOMINEES OTHER THAN THOSE (IF ANY) FOR WHOM AUTHORITY TO VOTE IS WITHHELD BELOW.

1. To elect eight directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

NOMINEES: Burton A. Dole, Jr., Robert J. Glaser, M.D., Frederick M. Grafton, Donald L. Hammond, C. Raymond Larkin, Jr., Risa J. Lavizzo-Mourey, M.D., Thomas
A. McDonnell, Edwin E. van Bronkhorst.

           / / FOR ALL NOMINEES       / / WITHHELD FROM ALL NOMINEES

- --------------------------------------------------------------------------------
                   / / FOR ALL NOMINEES EXCEPT AS NOTED ABOVE

2. To ratify the selection of Price Waterhouse LLP as the Company's independent public accountants for fiscal year 1997.

                      / / FOR    / / AGAINST    / / ABSTAIN

                                          MARK HERE FOR ADDRESS CHANGE AND NOTE
                                          AT LEFT / /

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTPAID ENVELOPE.

   Please sign exactly as signor's name appears above. Executors, administrators, trustees, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

   Signature ______________________________________    Date __________________

   Signature ______________________________________    Date __________________